EXHIBIT 99.1

NEWS
RELEASE

2004-12

FOR IMMEDIATE RELEASE
Contact: Doug Aron
(713) 688-9600 x145

FRONTIER OIL ANNOUNCES SENIOR NOTES OFFERING

HOUSTON, TEXAS, September 20, 2004 – Frontier Oil Corporation (NYSE: FTO) today announced that it intends to offer, subject to market and other conditions, senior notes in a private placement. Frontier anticipates using the net proceeds of the offering to refinance existing senior notes outstanding.

The notes being sold by Frontier will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Frontier, headquartered in Houston, operates a 110,000 bpd refinery located in El Dorado, Kansas and a 46,000 bpd refinery located in Cheyenne, Wyoming.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

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